PROMISSORY NOTE (“NOTE”) - 10% SIMPLE INTEREST

$25,000.00	September 20, 2021

For VALUE RECEIVED, SYBLEU INC. (“Borrower”) promises to pay to Bostonia Partners, Inc. (“Lender”) the principal sum of Twenty Five Thousand Dollars ($25,000.00] with accrued simple interest at the rate of 10% percent per annum on the balance. The said principal and accrued interest shall be payable in lawful money of the United States of America on June 29, 2024. This Note may be prepaid in whole or in part at any time without premium or penalty. The Borrower hereby waives any notice of the transfer of this Note by the Lender or by any subsequent holder of this Note, agrees to remain bound by the terms of this Note subsequent to any transfer, and agrees that the terms of this Note may be fully enforced by any subsequent holder of this Note. All terms and conditions of this Note shall be interpreted under the laws of the state of California and venue shall be the state of California.

SYBLEU INC.

By: /s/Joseph G Vaini

Its: Chairman and CEO

Accepted By:

Bostonia Partners, Inc.

By:/s/Timothy Foat

Its: President